Exhibit 24.1

                       POWER OF ATTORNEY

     Each of the undersigned directors and officers of Mark Twain Bancshares, Inc., a Missouri corporation (the "Company"), hereby appoints John P. Dubinsky, Keith Miller, Peter F. Benoist, and Carl A. Wattenberg, Jr., and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, in connection with the proposed registration under said Act, pursuant to a Registration Statement on Form S-4, of that number of shares of the common stock of the Company, par value $1.25 per share which are to be issued pursuant to a Plan and Agreement of Merger dated May 7, 1996, as it may be amended from time to time, among the Company, Mark Twain Acquisition Corp. II, Northland Bancshares, Inc., and certain shareholders of Northland Bancshares, Inc., all as authorized by the Board of Directors of the Company on April 23, 1996; this authorization to include the authority to sign the name of each of the undersigned in the capacities indicated below to the said Registration Statement to be filed with the Securities and Exchange Commission in respect of said securities, and to any amendments thereto.

     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of June 6, 1996.


ALVIN J. SITEMAN
Alvin J. Siteman
Chairman of the Board and Director

JOHN P. DUBINSKY
John P. Dubinsky
President, Chief Executive Officer and Director
(Principal Executive Officer)

KEITH MILLER
Keith Miller
Senior Vice President - Finance
(Principal Financial Officer)

KEVIN J. CODY
Kevin J. Cody
Vice President, Treasurer, and Assistant Secretary
(Principal Accounting Officer)

ROBERT J. BAUDENDISTEL
Robert J. Baudendistel
Director

PETER F. BENOIST
Peter F. Benoist
Director

____________________
Robert A. Bernstein
Director

____________________
Robert C. Butler
Director

JACK DEUTSCH
Jack Deutsch
Director

HENRY J. GIVENS, JR.
Henry J. Givens, Jr.
Director

B.D. HUNTER
B.D. Hunter
Director

MICHAEL M. MCCARTHY
Michael M. McCarthy
Director

JAMES J. MURPHY, JR.
James J. Murphy, Jr.
Director